Exhibit 10.23


                AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT


This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT is entered into this 28 day of May, 2003 by and between Del Global Technologies Corp., a corporation duly incorporated under the laws of the State of New York (the "Corporation") and Samuel E. Park ("Executive").

WHEREAS, the Corporation and Executive entered into an Executive Employment Agreement, dated as of May 1, 2001 (the "Original Agreement"); and

WHEREAS, the Corporation and Executive desire to amend the Original Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to the following amendments to the Original
Agreement:

1.     Section 8 shall be amended by adding a new Section 8.3 as follows:
"Section 8.3   Legal Fees.

8.3 The Corporation agrees to pay as incurred, to fullest extent allowed by law, all legal fees and expenses which may be reasonably incurred by Executive as a result of any contest by the Corporation, the Executive or others of the validity or enforceability of, or liability under, any of the terms of this Agreement, plus in each case, interest on any delayed payment at the applicable federal rate under the Code."

3. All other terms and conditions of the Original Agreement shall remain in full force and effect.

4. IN WITNESS WHEREOF, the parties have executed this Amendment to Executive Employment Agreement as of the date first above written.


DEL GLOBAL TECHNOLOGIES CORP.


By: /s/  Thomas V. Gilboy
        ----------------

Name: Thomas V. Gilboy

Title: Chief Financial Officer

EXECUTIVE

/s/ Samuel E. Park
     --------------
President and CEO